UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 18, 2023

Central Garden & Pet Company
(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(925) 948-4000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Central Garden & Pet Company (the “Company”) with the U.S. Securities and Exchange Commission on September 20, 2023 (the “Original Form 8-K”) relating to (i) the resignation of Timothy P. Cofer as the Company’s Chief Executive Officer and (ii) the appointment of Mary Beth Springer as the Company’s principal executive officer on an interim basis. At the time of the filing of the Original Form 8-K, the Compensation Committee of the Board of Directors (the “Compensation Committee”) had not yet determined Ms. Springer’s compensation package. This Amendment amends Item 5.02 in the Original Form 8-K to add information regarding the compensatory arrangements for Ms. Springer in her position as the Company’s interim principal executive officer. This Amendment does not amend any other item in the Original Form 8-K.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 18, 2023, the Compensation Committee approved the compensation package for Ms. Springer in her position as interim principal executive officer, effective retroactively to October 7, 2023. The Company will pay Ms. Springer an annual base salary of $1,047,550, to be paid monthly for as long as she remains the Company’s interim principal executive officer. Ms. Springer will also be eligible to receive a 100% bonus pro-rated for time in her position as interim principal executive officer, to be paid at the discretion of the Compensation Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CENTRAL GARDEN & PET COMPANY

Date: October 20, 2023	By:	/s/ Joyce M. McCarthy
Joyce M. McCarthy General Counsel and Secretary

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